Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT NO. [ ]	NUMBER OF SHARES: [ ]
DATE OF ISSUANCE: September 4, 2018	(subject to adjustment hereunder)
EXPIRATION DATE: September 4, 2023

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

MOHAWK GROUP HOLDINGS, INC.

This Warrant (this “Warrant”) is issued to [                    ], or its registered assigns (including any successors or permitted assigns, the “Warrantholder”), in connection with that certain engagement letter dated February 22, 2018, by and among MOHAWK GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), and Katalyst Securities LLC.

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, the Warrantholder is entitled to purchase from the Company [                    ] shares (as adjusted from time to time pursuant to the provisions of this Warrant, the “Warrant Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $4.00 per share (as adjusted from time to time pursuant to the provisions of this Warrant, the “Exercise Price”), on or before 5:00 p.m. New York City time on September 4, 2023 (the “Expiration Date”) (subject to earlier termination of this Warrant as set forth herein).

(b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Warrantholder may exercise this Warrant in accordance with Section 5 herein, by either:

(1) wire transfer to the Company or cashier’s check drawn on a United States bank account made payable to the order of “Mohawk Group Holdings, Inc.”, or

(2) exercising the right to a cashless exercise of the Warrant pursuant to Section 1(c) hereof (a “Net Exercise”).

Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise (as defined below) is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares subject to this Warrant shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased for all purposes hereof. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

“Trading Day” shall mean (i) if the Common Stock is listed for trading on a national securities exchange, a day on which such exchange is open for business; or (ii) if the Common Stock is quoted on OTC Markets, a day on which trades may be effected through such system; or (iii) if neither (i) nor (ii) above is applicable, a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to be closed.

(c) Net Exercise. If the Company shall receive written notice from the Warrantholder at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Warrantholder (without payment by the Warrantholder of the Exercise Price in cash) that number of Warrant Shares computed using the following formula:

Where:

X =	The number of Warrant Shares to be issued to the Warrantholder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the lesser number of Warrant Shares being purchased (in each case, at the date of such calculation).

A =	The Fair Market Value of one (1) share of Common Stock on the Trading Day immediately preceding the date on which Warrantholder elects to exercise this Warrant.

B =	The Exercise Price (as adjusted hereunder).

The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), (y) if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or, (z) if the fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s Board of Directors.

“OTC Markets” shall mean either OTC QX or OTC QB of the OTC Markets Group, Inc.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing).

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the payment of such dividend by the Company.

(2) Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, so that the Warrantholder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to the Exercise Price upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable by the Warrantholder upon exercise of the unexercised portion of this Warrant immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, as applicable, provided the aggregate Exercise Price shall remain the same as in effect immediately prior to such reclassification, reorganization or change in capital stock of the Company (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(b) Notice to Warrantholder. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Warrantholder a notice of such transaction at least ten (10) days prior to the applicable record or effective date of such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Notwithstanding the foregoing, no notice will be given in respect of any of the above described actions or events with respect to the Agreement and Plan of Merger among the Company, MGH Merger Sub, Inc. and Mohawk Group, Inc. dated as of March 28, 2018, as amended from time to time (the “Merger Agreement”).

(c) Calculations. All calculations under this Section 2 shall be rounded down to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Treatment of Warrant upon a Change of Control.

(1) If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant (and the payment of the Exercise Price unless such exercise is a Net Exercise), the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase subject to the other terms and conditions of this Warrant.

(2) As used in this Warrant, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets, or all or a majority of the outstanding voting shares of capital stock of, the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly at least a majority of the voting power of the capital stock of the Company.

3. NO FRACTIONAL SHARES. No fractional Warrant Shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not have, nor have any right to exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

5. MECHANICS OF EXERCISE.

(a) Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) of a duly completed and executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (“Notice of Exercise”) by e-mail attachment and paying the Exercise Price (unless the Warrantholder has elected a Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date, subject to such holder’s prior execution and delivery of the Registration Rights Agreement (as defined below), payment to the Company of the Exercise Price (or by Net Exercise) and payment of all taxes required to be paid by the holder, if any, prior to the issuance of such shares. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the holder by crediting the account of the holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise by the end of the day on the date that is two (2) trading days from the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”) and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c)). The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised in accordance with the terms hereof, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.

(b) Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Warrantholder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

6. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Warrantholder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

7. COMPLIANCE WITH SECURITIES LAWS.

(a) The Warrantholder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under applicable United States federal and state securities laws given they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Securities Act”) only in certain limited circumstances. The Warrantholder hereby represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Warrantholder represents, covenants and agrees that as of the date hereof, it is, and on each date on which it exercises the Warrant it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Upon exercise of the Warrant, the Warrantholder acknowledges and agrees that it will be required to become a party to that certain Registration Rights Agreement made and entered into effective as of April 16, 2018 by and among the Company and the purchasers of shares of Series C Preferred Stock, par value $0.0001 per share of Mohawk Group, Inc., a Delaware corporation (as may be amended or restated from time to time, the “Registration Rights Agreement”).

(b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Warrantholder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c) The Warrantholder acknowledges that the Company may place one or more restrictive legends on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

8. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. For the avoidance of doubt, the Company’s entry into the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement shall not be deemed to be a violation of the terms of this Section 9.

10. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11. TRANSFERS; EXCHANGES.

(a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred, in whole or in part, by the Warrantholder (I) at any time upon or following the initial effectiveness of a registration statement under the Securities Act filed with the Securities and Exchange Commission that registers the Warrant Shares for resale (the “Registration Date”), and (II) prior to the Registration Date, solely pursuant to a Permitted Transfer. For purposes of this Warrant, a “Permitted Transfer” means: (i) if the Warrantholder is a natural person, any transfers made by the Warrantholder (A) to any member of the immediate family (as defined below) of the Warrantholder or to a trust the beneficiaries of which are exclusively the Warrantholder or members of the Warrantholder’s immediate family, or (B) by bona fide gift, will or intestacy; (ii) if the Warrantholder is a corporation, partnership, limited liability company or other business entity, any transfers to a charitable organization, or to any stockholder, partner, manager, director, officer, employee or member of, or owner of a similar equity interest in, the Warrantholder or its Affiliates, as the case may be; (iii) if the Warrantholder is a corporation, partnership, limited liability company or other business entity, any transfer made by the Warrantholder: (A) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Warrantholder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Warrantholder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Warrant; (B) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an Affiliate (as defined below) of the Warrantholder; or (C) to any investment fund or other entity that controls or manages the Warrantholder (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the Warrantholder) if such transfer is not for value; (iv) if the Warrantholder is a trust, to a trustor or beneficiary of the trust if such transfer is not for value; or (v) without limiting the foregoing exceptions, a one-time transfer by the Warrantholder to an Affiliate of the Warrantholder; provided that, in the case of a transfer pursuant to this clause (v), the transferee shall not be permitted to further transfer the Warrant, in whole or in part, other than pursuant to an exception set forth in clause (i) through (iv) of this Section 11(a) unless the Company provides its prior written consent to such transfer. For purposes hereof, “Affiliate” means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person as such terms are used in and construed under Rule 144 under the Securities Act. For a transfer of this Warrant as an entirety by the Warrantholder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to the Warrantholder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b) Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Warrantholder and signed by the Warrantholder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

12. VALID ISSUANCE; AUTHORIZED SHARES. The Company hereby represents, covenants and agrees that: (i) this Warrant is duly authorized and validly issued; (ii) upon exercise of this Warrant in accordance with its terms, and the payment in full of the Exercise Price (unless the holder elects a Net Exercise of this Warrant) the Company’s officers shall have full authority to issue the Warrant Shares issuable upon the exercise of the purchase rights under this Warrant; (iii) all Warrant Shares issuable upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith shall be, upon issuance, and the Company shall take all such reasonable actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, free and clear of all liens and charges created by the Company in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue); (iv) the Company shall take all such reasonable action as may be necessary to ensure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be quoted or listed; (v) during the period the Warrant is outstanding, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant; and (vi) the Company shall use its reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be quoted or listed on the Trading Market (if any) on which shares of Common Stock or other securities constituting Warrant Shares are quoted or listed at the time of such exercise.

13. NO STOCK RIGHTS. No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provided herein).

14. MISCELLANEOUS.

(a) This Warrant shall be governed by and construed in accordance with the laws of the United States of America and the State of New York without regard to New York conflicts of law principles. Any judicial proceeding brought under this Warrant or any dispute arising out of this Warrant or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.

(b) All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(1) if to the Company, to:

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

Attention: Yaniv Sarig, President & CEO

Email: yaniv@mohawkgp.com

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Ave.

Palo Alto, CA 94304

Attention: Jeff Hartlin

E-mail: jeffhartlin@paulhastings.com

(2) if to the Warrantholder, at such address or addresses (including copies to counsel if one is designated on the signature page hereto) as may have been furnished by the Warrantholder to the Company in writing.

(c) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

MOHAWK GROUP HOLDINGS, INC.

By:
Name: Yaniv Sarig
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To: Mohawk Group Holdings, Inc. (the “Company”)

The undersigned, the Warrantholder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                             (                     ) shares of Common Stock of Mohawk Group Holdings, Inc. and (choose one)

                     herewith makes payment of                                                                      ($             ) thereof

or

                     elects to Net Exercise the Warrant pursuant to Section 1(b)(2) of the Warrant.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to                                                                  , whose address is                                                                                                       , and whose email address is                                                      .

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED:

(Signature must conform in all respects to name of the Warrantholder as specified on the face of the Warrant)

Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [                                    ] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of                                               of Mohawk Group Holdings, Inc. (the “Company”) covered thereby and set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and all applicable federal and state securities laws:

NAME, ADDRESS, EMAIL OF ASSIGNEE

Number of Warrant Shares:

Dated:

Assignor Signature

Name:
Title:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

By:
Its:

Address: